UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 12, 2024

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934:

Title of Each Class	Symbol	Name of Exchange on which Registered
Common Units Representing Limited Liability Company Interests	ENLC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.            Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 12, 2024, EnLink Midstream, LLC (“ENLC”) and EnLink Midstream Partners, LP, a subsidiary of ENLC (the “Guarantor”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC, and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by ENLC of $500,000,000 aggregate principal amount of its 5.650% senior notes due 2034 (the “Notes”), at a price to the public of 99.618% of their face value.

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-281344), that became effective automatically upon filing with the Securities and Exchange Commission (the “Commission”) on August 7, 2024. The closing of the Offering occurred on August 15, 2024.

In the Underwriting Agreement, ENLC and the Guarantor agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Issuance of 5.650% Senior Notes due 2034

On August 15, 2024, ENLC issued $500,000,000 aggregate principal amount of the Notes under an Indenture, dated as of August 15, 2024 (the “Base Indenture”), between ENLC and Computershare Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto, dated as of August 15, 2024 (the “First Supplemental Indenture”), among ENLC, the Guarantor, and the Trustee. Interest on the Notes is payable on March 1 and September 1 of each year, beginning on March 1, 2025. The Notes are fully and unconditionally guaranteed by the Guarantor (the “Guarantee”).

The terms of the Notes, the Guarantee, the Base Indenture, and the First Supplemental Indenture are further described in the Prospectus Supplement dated August 12, 2024 relating to the Notes, filed with the Commission on August 14, 2024, and the accompanying Prospectus dated August 7, 2024, under the captions “Description of Notes” and “Description of the Debt Securities,” respectively. The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture and the First Supplemental Indenture, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report and are incorporated herein by reference.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report with respect to the Base Indenture, the First Supplemental Indenture and the Notes is incorporated by reference herein.

Item 8.01             Other Events.

In connection with the Offering, the opinion of Baker Botts L.L.P. relating to the Notes and the guarantee of the Notes is filed herewith as Exhibit 5.1 to this Current Report and is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)         Exhibits.

EXHIBIT NUMBER		DESCRIPTION

1.1	—	Underwriting Agreement, dated as of August 12, 2024, by and among EnLink Midstream, LLC, EnLink Midstream Partners, LP, and BofA Securities, Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC, and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.
4.1	—	Indenture, dated as of August 15, 2024, by and between EnLink Midstream, LLC and Computershare Trust Company, N.A., as trustee.
4.2	—	First Supplemental Indenture, dated as of August 15, 2024, by and among EnLink Midstream, LLC, EnLink Midstream Partners, LP, and Computershare Trust Company, N.A., as trustee.
5.1	—	Opinion of Baker Botts L.L.P.
5.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
104	—	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

By: EnLink Midstream Manager, LLC, its Managing Member

Date: August 15, 2024	By:	/s/ Benjamin D. Lamb
Benjamin D. Lamb
Executive Vice President and Chief Financial Officer